UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 11, 2014 (February 7, 2014)

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ASCENT SOLAR TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

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Delaware	001-32919	20-3672603
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Grant Street Thornton, Colorado		80241
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code:    (720) 872-5000
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At a special meeting held on January 20, 2014, the Company’s stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s common stock from 125,000,000 to 250,000,000.

On February 7, 2014, the Company filed a Certificate of Amendment with the Secretary of State of the State of Delaware effectuating such increase in the Company’s authorized common stock. The effective date of such increase is February 7, 2014.

The foregoing description is qualified in its entirety by the text of the Certificate of Amendment, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01	Other Events.

On February 7, 2014, the Company closed on the issuance of 500 additional shares of Series B-1 Preferred Stock to Ironridge Technology Co., a division of Ironridge Global IV, Ltd., a British Virgin Islands business company (“Ironridge”), at a purchase price for each share of Series B-1 Preferred Stock of $10,000 per share. The closing resulted in gross proceeds to the Company of $5,000,000.

This transaction was the second tranche closing contemplated by the Stock Purchase Agreement (“SPA”) with Ironridge dated October 28, 2013. On November 1, 2013, the Company closed the first tranche under the SPA. The first tranche closing also resulted in the Company issuing 500 shares of Series B-1 Preferred Stock to Ironridge and the Company receiving gross proceeds of $5,000,000.

The terms of the Series B-1 Preferred Stock issued in the first and second tranche closings are the same. Such terms are described in our Current Report on Form 8-K dated October 30, 2013.

The Series B-1 Preferred Stock was offered and sold pursuant to a prospectus supplement filed on October 30, 2013 with the Securities and Exchange Commission in connection with the Company’s shelf registration statement on Form S-3 (File No. 333-178821), which became effective on February 14, 2012.

On February 11, 2014, the Company issued a press release announcing the closing of the second tranche of the Series B preferred stock financing. A copy of the press release is furnished herewith as Exhibit 99.1.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This Current Report on Form 8-K contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon the Company’s current expectations, speak only as of the date hereof and are subject to change. All statements, other than statements of historical fact included in this press release, are forward-looking statements. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “goal,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words and include, but are not limited to, the amount and use of proceeds the Company expects to receive from the offering, the closing of the offering and the conversion of the preferred stock and the exercise of the warrants. Such forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate, and involve factors that may cause actual results to differ materially and adversely from those projected or suggested. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the heading “Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K, Quarterly Reports of Form 10-Q, and in other filings with the Securities and Exchange Commission. The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) The following exhibits are filed with this report.

Exhibit Number	Description
3.1	Certificate of Amendment dated February 7, 2014 to the Amended and Restated Certificate of Incorporation
99.1	Press Release titled, "Ascent Solar Completes $10 Million Preferred Stock Financing with Ironridge Technology Co." dated February 11, 2013

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENT SOLAR TECHNOLOGIES, INC.

February 11, 2014	By:	/s/ William M. Gregorak
Name: William M. Gregorak
Title: Vice President and Chief Financial Officer